ALEX R. STAVROU, ESQ.
Alex R. Stavrou, P.A.
13046 Racetrack Road, #333
Tampa, Florida 33626
Phone: 813-251-1289 x1
Fax: 813-489-2528
Email: Alex@alexstavrou.com

June 17, 2026

Securities and Exchange Commission
Washington, D.C. 20549

Re: Peakcart Group Corp
Registration Statement on Form 10 Ladies and Gentlemen:

We hereby consent to the filing of our legal opinion letter dated June 2, 2026, as Exhibit 5 to the above-referenced Registration Statement on Form 10. We also consent to the reference to us as special securities counsel and to the inclusion of our opinion under the heading "Legal Matters" in the Registration Statement. The opinion addresses the legality of the Company's common stock, the exemption from registration under the Securities Act of 1933, as amended, and the eligibility of the shares for DTC book-entry delivery, settlement and depository services in connection with the corporate actions completed on June 2, 2026 (including the 1-for-558,633 reverse stock split, the 200-for-1 forward stock split, the name change to Peakcart Group Corp., and related reorganization transactions).

Very truly yours,

/S/ Alex R. Stavrou

Alex R. Stavrou, Esquire